SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                 Current Report Under to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  January 9, 1998
                        Commission File Number:  0-14096


                             FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                                        87-0422812
     (State or other jurisdiction of                          (IRS Employer
      incorporation or organization)                        Identification No.)


          12596 W. Bayaud Avenue
      Suite 300, Lakewood, Colorado                                80228
     (Address of Principal Executive Offices)                    (Zip Code)


              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122


                                    N/A
     (Former name, former address, and formal fiscal year, if changed since last report)


                             ITEM 5.  OTHER EVENTS

      Foreland Corporation (the "Company") announced on January 13, 1998, the appointment of two additional members to the Company's Board of Directors.

      Mr. Lee Brian Van Ramshorst brings over thirty years of experience in the oil and gas industry. During his career he held various positions at Amoco Production Company, Texas Oil & Gas Corp., Inexco Oil Company, and Plains Petroleum. During his last ten years at Plains, Lee held positions from Vice President, Production and Engineering to Senior Vice President, Operations and Business Development. Mr. Brian was instrumental in structuring the joint venture between Foreland and Plains in 1995.

      Mr. Robert D. Gershen is the founder and President of Associated Energy Managers, Inc., an investment firm specializing in private investments in the energy industry. Mr. Gershen's company has recently attracted a new investor constituency from among public and private pension investors and has expanded its business with the closing of the $100 million Energy Income Fund. This is its third fund dedicated to opportunistic oil and gas investing through financing the growth and development of small independent energy companies.

      Messrs. Ramshorst and Gershen will also serve on the audit committee of the Company's board of directors.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 1998

                                          FORELAND CORPORATION



                                          By   /s/  N. Thomas Steele
                                            N. Thomas Steele, President